POWER OF ATTORNEY

City of Boston

State of Massachusetts

With respect to Tri-Continental Corporation, the undersigned hereby appoints Scott R. Plummer, Paul B. Goucher, Christopher O. Petersen, or Joseph D’Alessandro, attorney-in-fact and agent, with full power of substitution and resubstitution, for in name and stead, to sign and file Forms 3, 4 and 5 (Initial Statement of Beneficial Ownership of Securities, Statement of Changes in Beneficial Ownership, and Annual Statement of Changes in Beneficial Ownership of Securities promulgated under Section 16(a) of the Securities Exchange Act of 1934), or further amendments thereto, and any and all applications or other documents to be filed with the Securities and Exchange Commission (the SEC) pertaining thereto, including, but not limited to, such applications as may be necessary to file electronically with the SEC, with full power and authority to do and perform all acts and things requisite and necessary to be done on the premises.

Dated the 1st day of May, 2010

Brian Condon